Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-50130, 33-71108, and 333-02396 of Key Technology, Inc. on Form S-8 of our report dated December 16, 2003 appearing in the Annual Report on Form 10-K/A of Key Technology, Inc. for the year ended September 30, 2003.

DELOITTE & TOUCHE LLP

Portland, Oregon

January 23, 2004